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                                  EXHIBIT 23.01

           CONSENT OF INDEPENDENT ACCOUNTANTS -- PRICE WATERHOUSE LLP



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                                                                   Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1997, which appears on page 43 of the 1996 Annual Report to Shareholders of Ingram Micro Inc., which is incorporated by reference in Ingram Micro Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appear in such Annual Report on Form 10-K.


Price Waterhouse LLP
March 20, 1997






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